UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2006
Date of Report (Date of earliest event reported)

RAVEN GOLD CORP.

(Exact name of registrant as specified in its charter)

NEVADA	20-2551275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2470 Saint Rose Parkway, Suite 304
Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)

702-562-4091
Issuer's telephone number
Riverbank Resources Inc.

595 Howe St., Suite 902, Box 12, Vancouver, British Columbia, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Company has appointed Gary Haukeland to the board of directors, and has appointed him as President, Chief Financial Officer, Chief Executive Officer, and Secretary of the Company effective as of August 11, 2006. The Company has accepted the resignations of Mr. Earl Hope from his position as Director, President and Chief Executive Officer, Mr. Trevor Herbert as Chief Financial Officer, Treasurer and Secretary, and Mr. L.J. (Lu) Manning as Director of the Company.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION

On August 11, 2006, the Company filed an amendment to its articles of incorporation, changing the name of the Corporation from Riverbank Resources Corp. to Raven Gold Corp. The Nevada Secretary of State declared the amendment effective on August 16, 2006.

On August 17, 2006, the Company effected a forward split of the Company’s common stock on a 1 existing share for 5 new shares basis pursuant to Nevada State Law.  As a result of the forward split, the number of issued shares was increased from 7,424,000 to 37,120,000.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financials statements.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN GOLD CORP.

Date: August 28, 2006	By:	/s/ Gary Haukeland

Director